Exhibit 99.1

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

IN RE SUPERIOR INDUSTRIES INTERNATIONAL, INC. DERIVATIVE LITIGATION This relates to: ALL ACTIONS	) ) ) ) ) )) ) ) ) ) ) )	Case No. CV 06-7213 AHS (FMOx) NOTICE OF PENDENCY AND SETTLEMENT OF ACTION & SETTLEMENT HEARING Judge: Hon. Alicemarie H. Stotler

TO ALL HOLDERS OF SUPERIOR INDUSTRIES INTERNATIONAL, INC. (‘SUPERIOR” OR “THE COMPANY”) STOCK AS OF OCTOBER 9, 2009

This Notice is to advise you of the proposed settlement (the “Settlement”) of the above-captioned action (the “Action”).  As explained below, the Court will hold a final settlement hearing on February 1, 2010 to determine whether to approve the Settlement and enter an order dismissing the Action.  You have an opportunity to be heard at this hearing.  Please note that the Action is not a “securities purchaser class action,” and no individual Superior stockholder has the right to be compensated as a result of the Settlement of the Action.  Rather, the claims are alleged to be derivative claims brought by stockholders on behalf of the Company, and the settlement is for the benefit of the Company.

PLEASE READ THIS NOTICE CAREFULLY.  YOUR LEGAL RIGHTS MAY BE AFFECTED BY THE PROPOSED SETTLEMENT.   THE FOLLOWING STATEMENTS ARE MADE BY THE SETTLING PARTIES AND THE COURT HAS NOT RULED ON THE MERITS OF THE ACTION.

I.	WHY YOU ARE RECEIVING THIS NOTICE

This notice is provided pursuant to Federal Rule of Civil Procedure 23.1 and by an Order of the United States District Court for the Central District of California (the “Court”).  The purpose of the Notice is to advise you that the parties to the Action have entered into a proposed Settlement of the Action, as set forth in the parties’ Stipulation of Compromise and Settlement dated October 9, 2009 (the “Stipulation”), which, subject to the Court’s approval, would fully, finally and forever resolve the Action on the terms and conditions set forth in the Stipulation and summarized in this Notice.

A hearing (the “Settlement Hearing”) will be held on February 1, 2010, at 11:00 a.m., before the Honorable Alicemarie H. Stotler, at the United States District Courthouse, 411 West Fourth Street, Santa Ana, CA 92701, Courtroom 10A, for the purpose of considering:  (i) whether the Settlement is fair, reasonable, adequate, and in the best interests of Superior and all current Superior shareholders, and should be approved by the Court; (ii) whether to enter judgment giving final approval to the Settlement, dismissing the Action with prejudice, and effectuating the releases described below; (iii) whether, if the Court approves the Settlement, to approve the requested fee and expense award for Plaintiffs’ Counsel in accordance with the Stipulation; and (iv) any other necessary and proper matters.

II.	BACKGROUND – WHAT THIS SETTLEMENT IS ABOUT

Plaintiff Eldred, a Superior stockholder since 1996 and through the present, commenced a putative shareholder derivative action on November 9, 2006, alleging that certain of Superior’s officers and directors had breached their fiduciary duties to the Company, and had violated federal law, by “backdating” stock option grants to other officers and directors, and to themselves, over a ten-year period.  Eldred purported to seek relief for the Company as a result of the Individual Defendants’ alleged wrongdoing.  On December 5, 2006, Plaintiff Mack, a Superior shareholder since 1991 and through the present, filed another putative shareholder derivative action, alleging claims substantially identical to those alleged in Eldred’s complaint.

The Eldred and Mack actions were consolidated into the Action on March 13, 2007.  Plaintiffs filed a Consolidated Complaint in the Action on March 23, 2007, making substantially identical allegations as made in their original complaints, with what they described to be further factual detail.  Plaintiff Beatty, a Superior stockholder since 1985 through the present, joined as a Plaintiff in the Consolidated Complaint.  The Consolidated Complaint alleged claims for accounting, for breach of fiduciary duty or the aiding and abetting thereof, for unjust enrichment, for rescission, for violations of California law, for insider selling and misappropriation of information and for violations of §10(b), §14(a) and § 20(a) of the Securities Exchange Act of 1934.

On March 19, 2007, the Company announced that it had commenced a comprehensive internal review to evaluate the matters encompassed by the allegations made in this Action.  On April 10, 2007, the Company filed its annual report with the SEC on Form 10-K (the “10-K”), reporting that under the oversight of the Audit Committee of the Board of Directors, outside counsel and forensic accounting experts (the “Review Team”) analyzed approximately 1,125 option grants, involving approximately 3,875,500 options, or 98% of the total options granted, made on 52 separate grant dates between 1997 and 2006. The 10-K reported that the Review Team also reviewed certain option grants for the time period between 1991 and 1996. Based on this review, the 10-K reported, the Company concluded that, for most option grants, there were deficiencies in the process of granting, documenting or accounting for stock options, including in several instances retrospectively obtaining lower exercise prices and granting options to new employees at prices set before their actual hire dates. The 10-K reported that these errors resulted in using incorrect measurement dates for financial reporting purposes, meaning that the option exercise price was not the market price of the option shares on the actual grant date of the option, but instead was a lower market price on an earlier date.  The 10-K reported that the actual grant date—when the essential actions necessary to grant the option were completed, including the final determination of the number of shares to be granted to each employee and the exercise price—is the correct measurement date to determine the market price of the option shares under the accounting rules in effect at the time.  The 10-K stated that, after considering all of the quantitative and qualitative factors, these errors were not considered to be material to any one prior period. However, the 10-K further reported, because the cumulative effect of the historical misdated options would be material to the 2006 period, the Company decided to restate its prior period financial statements based on the guidance in Accounting Principles Board Opinion No. 28, “Interim Financial Reporting”, paragraph 29, and SEC SAB Topic 5F, “Accounting Changes Not Retroactively Applied Due to Immateriality.”   Based on the Review Team’s findings, the 10-K reported that the Company also concluded that none of the members of the Board of Directors or senior management engaged in intentional or fraudulent misconduct in connection with the option granting issues identified by the Review Team, based in part on the determination that a majority of the deficiencies were administrative in nature.

On August 9, 2007, the Court granted Defendants’ motions to dismiss the Consolidated Complaint on the basis that Plaintiffs failed to plead sufficient facts to show that they have standing to sue on behalf of the Company, but granting Plaintiffs leave to try to replead.  On August 29, 2007, Plaintiffs filed a First Amended Consolidated Complaint, alleging the identical claims as had been previously asserted.  On April 15, 2008, the Court granted Defendants’ motions to dismiss the First Amended Consolidated Complaint, again finding that Plaintiffs failed to plead sufficient facts to show that they have standing to sue, but again granting Plaintiffs leave to try to replead.  On May 5, 2008, Plaintiffs filed a Second Amended Consolidated Complaint, alleging the identical claims as had been previously asserted, with what they described as even further factual specificity.  Defendants then moved to dismiss the Second Amended Consolidated Complaint, and the Court held oral argument on Defendants’ motions and took the matters under consideration.  Defendants’ motions to dismiss the Second Amended Consolidated Complaint remained pending at the time the parties entered into the Stipulation for the Settlement of the Action.

III.	CLAIMS OF DERIVATIVE PLAINTIFFS AND BENEFITS OF SETTLEMENT

Plaintiffs and their counsel believe that the claims asserted in the Action have merit. Nevertheless, Plaintiffs and their counsel, considering the Settlement’s terms and the significant risks associated with the Plaintiffs’ claims in the Action, believe that the Settlement, described below, is in the best interests of the Company and its stockholders. Counsel have evaluated information made available in the settlement negotiations, and have taken into account the risks and uncertainties of the continued prosecution of the Action.  Plaintiffs and their counsel believe that the Settlement’s terms, have, and will continue to materially benefit Superior.  They have balanced these benefits against the risks of continued litigation which include, among other things: (i) the uncertainty of overcoming Defendants’ motions to dismiss; (ii) prevailing on the merits of the claims asserted in the Action; (iii) proving liability and non-exculpated damages at trial; and (iv) prevailing on post-trial motions and likely appeals.  Plaintiffs’ Counsel have also taken into consideration the value of timely relief versus the delay of protracted litigation, and the substantial time and expense that will be incurred.  Based upon their consideration of all of these factors, Plaintiffs and their counsel believe that the Settlement is in the best interests of the Company and its stockholders.

IV.	DEFENDANTS’ DENIAL OF WRONGDOING AND LIABILITY

Superior and each of the Individual Defendants have denied and continue to deny each and all of the claims alleged in the Action.  They also have denied and continue to deny having committed, aided, or attempted to commit any violations of law or breach of any duty of any kind or otherwise acted in any improper manner.  Superior and the Individual Defendants assert that, at all relevant times, the Company and the Individual Defendants acted in good faith, and in a manner they reasonably believed to be in or not opposed to the best interests of Superior and its shareholders.  Superior and the Individual Defendants believe that they would ultimately prevail on each and all of the claims and contentions alleged by the Plaintiffs in the Action. Nonetheless, Superior and the Individual Defendants have concluded that further conduct of the Action could be protracted and expensive, and that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.  Superior and the Individual Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action.  Superior and the Individual Defendants have, therefore, determined that it is desirable and beneficial that the Action be settled in the manner and upon the terms and conditions set forth in this Stipulation.

The Court has not determined the merits of Plaintiffs’ claims or Defendants’ defenses. This Notice does not, and is not intended to, imply that there have been or would be any findings of a violation of law by Defendants or that recovery could be had in any amount if the litigation were not settled.

V.	TERMS OF THE PROPOSED SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the parties’ Stipulation of Compromise and Settlement, which has been filed with the Court in the Action.  The following description of the terms of the proposed Settlement is only a summary.  Superior acknowledges that the pendency and Settlement of the Action resulted in the Company’s decision to implement and formalize the corporate governance reforms set forth below, and, where these reforms had already been implemented by the Company, the Company’s agreement to maintain them for a certain period of time.

Corporate Governance Component of Settlement

Upon final approval by the Court of the Stipulation of Compromise and Settlement, and provided that all of the events and conditions required for the Settlement to become Effective (as defined in the Stipulation) have been met and have occurred, Superior Industries International, Inc. shall maintain and/or adopt the corporate governance reforms set forth below within 90 days from the date of execution of the Stipulation of Settlement, and these corporate governance reforms will be operative for at least a 24-month period following the execution of the Stipulation of Settlement, unless otherwise provided herein.  Moreover, these corporate governance reforms shall be subject to any applicable law, rule or regulation (including all SEC rules and regulations), generally accepted accounting principles and New York Stock Exchange (or other applicable exchange) rules and standards, all as in effect from time to time (“Applicable Rules”), and to the extent of a conflict between these corporate governance reforms and any Applicable Rules, the latter shall control.

1.           Lead Independent Director

The independent directors shall elect by majority vote a Lead Independent Director.  The term of the Lead Independent Director position shall be at least one year.  In addition to the duties of all Board members, which shall not be limited or diminished by the Lead Independent Director’s role, the specific role of the Lead Independent Director shall include responsibility to:

a.           exercise discretion to make recommendations to the Chairman of the Board regarding the agenda, structure, schedule, and appropriate length of Board meetings;

b.           determine appropriate materials to be provided to the directors in collaboration with the Chairman of the Board;

c.           maintain close contact with the Chairperson of each committee and, in consultation with the Chairman of the Board, assign tasks to the appropriate committees if necessary;

d.           preside at all Board meetings at which the Chairman of the Board is not present, including executive sessions of the non-management directors and executive sessions of the independent directors, and apprise the Board of the issues considered, as appropriate;

e.           serve as liaison between the independent directors and the Chairman of the Board;

f.           meet and confer regularly with the CEO in order to stay informed on matters of significance to the Board;

g.           serve as an independent point of contact for stockholders wishing to communicate with the Board other than through the Chairman of the Board; and,

h.           participate in the annual review of the CEO’s performance and together with the Chairperson of the Compensation and Benefits Committee present the review to the CEO.

2.           Compensation and Benefits Committee

a.           The Compensation and Benefits Committee shall set corporate goals and objectives relevant to the Chairman’s and/or the CEO’s compensation.  In determining the long-term incentive component of the Chairman or CEO compensation, the Committee should consider the Company’s performance and relative stockholder return, the awards given to the Company’s Chairman and/or CEO in past years, and the value of similar incentive awards to chairmen and/or the CEOs at comparable companies. The Committee shall annually review and evaluate, including a written evaluation, the Chairman's and/or the CEO's performance in light of those goals and objectives.

b.           The Compensation and Benefits Committee shall have the sole authority to retain and terminate any legal counsel or compensation or other consultant to be used to assist in the evaluation of director or executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms.

c.           The Compensation and Benefits Committee shall have responsibility for annually reviewing and making recommendations to the Board regarding the compensation level for those executives of the Company named in its SEC Form 10-K, other than the Chairman and/or the CEO.

3.           Audit Committee

At least annually the Audit Committee shall meet with the Company’s internal auditors and independent auditors to review the Company’s accounting for stock-based compensation.

4.           Director Attendance at the Annual Meeting of Shareholders

Each member of the Board shall be expected, when possible, to attend each annual shareholder meeting.

5.           Outsourcing of Certain Stock Option Administrative Functions

a.           Superior shall contract with a qualified outside service provider (the “Administrator”) for certain stock option administration services.

b.           It is intended that the Administrator will serve as a control to ensure that option grants cannot be made until all required approvals are documented and finalized, and to ensure that the terms and recipients of option grants are final on the date of the grant.  For example, the Administrator should not accept any stock option grants without the certified minutes of the Compensation and Benefits Committee, and shall confirm that the option grants are priced in accordance with the Company’s applicable stock option plan.  The Administrator shall promptly notify cognizant personnel at the Company of any discrepancy.

c.           Superior shall contract with a qualified outside service provider to file all SEC Forms 3s and 4s on behalf of option recipients.

6.           Stock Option Practices

a.           Authority to grant stock option awards shall be limited to the Board of Directors or the Compensation and Benefits Committee, consisting of three or more independent directors, and shall not be delegated to any other person or body.

b.           The approval of grants and awards, including any annual grants, shall be documented in writing through minutes of a meeting, which may be held in person or by telephone.  Other individual grants or awards, such as for new hires or promoted employees, must be documented in writing, but may be memorialized in minutes of a meeting or in a unanimous written consent.

c.           All stock option plans adopted by Superior Industries International, Inc. shall clearly define the exercise price, grant date and fair market value of stock.  The exercise price or value of any equity award shall be determined by the fair market value of Superior Industries International, Inc.’s stock on the date of the grant.  The fair market value of Superior Industries International, Inc.’s stock shall be the closing price for a share of Superior Industries International, Inc.’s common stock on such day as quoted by the exchange or over-the-counter market on which the common stock is listed (or the exchange or market with the greatest trading volume, if quoted or listed on more than one exchange or market).  If there is no closing sales price, the closing sales price shall be the price on the last preceding day for which such quotation exists.  If the common stock is not listed or quoted on an exchange or over-the-counter market, the Board of Directors or the Compensation and Benefits Committee shall determine the fair market value in good faith.

d.           The date of grant of any option or other equity award shall be the date specified by the Board of Directors or the Compensation and Benefits Committee, provided that such date will be on or after the date on which the Board of Directors or the Compensation and Benefits Committee makes the determination granting such option or award.  Determination shall be defined as the approval by the Board of Directors or the Compensation and Benefits Committee of all material terms, which include name of grantee, amount of options or other equity awards to be granted, vesting schedule and expiration date.

e.           The exercise price for each stock option grant shall be at least 100% of the fair market value on the date of grant.

f.           The Compensation and Benefits Committee shall select in advance the date for the Company’s annual option grant, which shall be identified as a specific calendar date (e.g., May 15) or as a date set by formula (e.g., the day that is one week after the release of first quarter earnings).  The date so selected by the Compensation and Benefits Committee shall be the date of the annual grant unless, in a given year, circumstances make that date impracticable as the date for the annual grant, in which case the Compensation and Benefits Committee shall select an alternate date for the annual grant.  Such alternate date, whether identified as a specific calendar date or by formula, shall be at least 60 days after the date the Compensation and Benefits Committee identifies the alternate date.

g.           For annual grants, the C.E.O. will present to the Compensation and Benefits Committee for consideration and approval a list of candidates and recommended number of options to be awarded no later than 7 days prior to the meeting at which the Compensation and Benefits Committee will consider and make its determination regarding the annual grant, which meeting shall be scheduled to occur on or before the previously-established annual grant date for that year.

h.           No option granted to a newly hired employee shall have a grant date that precedes such employee’s first day of employment.

i.           The Company shall not purposefully accelerate or delay the public release of material information in consideration of a pending equity grant in order to allow the grantee to benefit from a more favorable stock price.

j.           The written approval of an option grant by the Compensation and Benefits Committee shall be promptly transmitted to the Administrator.

k.           The Company shall give notice of the determination to each employee, director or consultant to whom a stock option is granted as soon as reasonably practicable, but no later than thirty days after the date of such grant.

l.           The Company shall maintain all records relating to a stock option grant for at least 7 years following the date of the grant.

Repricing Of Outstanding Options

Defendants acknowledge that the pendency of the Action resulted in the repricing of outstanding stock options that had been granted to certain of the Company’s current and former officers and directors which were determined to have been mispriced at the time of the original grants.

Substantial Benefit of the Settlement

The Parties represent that they believe that the foregoing remedies have, and will continue to materially benefit the Company and current Superior stockholders.

VI.	WHAT CLAIMS THE SETTLEMENT WILL RELEASE

If the Settlement is finally approved by the Court, without any further action by anyone, Plaintiffs, on their own behalf as individuals and derivatively on behalf of Superior (as Nominal Defendant), Superior, and the Current Superior Stockholders (in their capacity as stockholders only), and each and all of their Related Persons (as defined in the Stipulation), shall have, and by operation of law and the Judgment shall be deemed to have, fully, finally, and forever released, relinquished, and discharged each and all of the Individual Defendants and their Related Persons and the Nominal Defendant and its Related Persons from any and all Released Claims, which any of them has, had, or may come to have against the Individual Defendants and their Related Persons and/or the Nominal Defendant and its Related Persons, as well as from any and all claims arising out of, relating in any way to, or in connection with the defense, settlement, and resolution of the Action, other than claims to enforce the terms of the Settlement.  The Defendants, upon the Effective Date, shall have fully, finally, and forever released, relinquished, and discharged each and all of the Plaintiffs and their Related Persons from any and all claims which any of them has or may come to have against any or all of the Plaintiffs and their Related Persons arising out of, relating in any way to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims, other than claims to enforce the terms of the Settlement.

“Released Claims” means and includes any and all claims, rights, liabilities, costs, expenses, demands, complaints, suits, controversies, matters, debts, charges, guarantees, promises, obligations, issues, and causes of action, including Unknown Claims (as defined in the Stipulation), of every nature and description whatsoever, whether based in law or equity, on international, federal, state, local, foreign, statutory or common law, or any other law, rule or regulation including, without limitation, claims for alleged negligence, gross negligence, failure to disclose, breach of duty of care, breach of duty of loyalty, breach of fiduciary duty, fraud, insider trading, violation of law or regulation, abuse of control, misappropriation of information, mismanagement, gross mismanagement, waste, breach of corporate policies or procedures, breach of contract, negligent or intentional misrepresentation or omission, unjust enrichment, disgorgement, restitution, money damages, injunctive relief, penalties, interest, attorneys’ fees, expert and consulting fees, and/or any and all other costs, expenses or liabilities whatsoever, whether concealed or hidden, known or unknown, suspected or unsuspected, matured or not matured, accrued or unaccrued, liquidated or unliquidated, contingent or fixed, asserted or that could or might have been asserted, against any or all of the Released Parties by Superior, by Plaintiffs and the other Current Superior Shareholders, or by Plaintiffs or any other Current Superior Stockholder derivatively on behalf of Superior, in the Action or in any other action, arbitration or other proceeding, in any forum or court of competent jurisdiction or any other adjudicatory tribunal, in connection with, arising out of, related to, based upon, in whole or in part, directly or indirectly, in any way, the contentions, assertions, arguments, positions, matters, facts, transactions, events, occurrences, meetings, votes, policies, plans, option grants, option awards, option exercises, stock sales, acts, disclosures, oral or written statements, representations, filings, publications, disseminations, press releases, presentations, accounting practices or procedures, compensation practices or procedures, omissions or failures to act that were or that could or might have been generally or specifically identified, mentioned, asserted, or alleged in the complaints and/or any pleading, amended pleading, amended or supplemental complaint, argument, brief, motion, report, paper, or filing in the Action that are related in any way to any or all of Superior’s historical stock option practices, policies, grants, awards, and approvals, related management and board and committee decisions, actions, failures to act, and votes, related accounting and public reports, statements, and disclosures, related exercises of stock options, and/or related sales of stock, from the beginning of time through the date of the Stipulation.

Notwithstanding anything in the preceding paragraphs or in any other provisions of the Stipulation, these releases and the Settlement are not intended to and do not release:  (1) Superior from any statutory or contractual indemnity obligations to the Individual Defendants, including but not limited to any obligations arising from Superior’s articles of incorporation and by-laws; or (2) any claims that Superior and/or the Individual Defendants have for recovery under any policy of liability or other insurance.

VII.	PLAINTIFFS’ ATTORNEYS’ FEES

At the Settlement Hearing, Plaintiffs’ Counsel will seek approval of an award of attorneys’ fees and reimbursement of expenses in accordance with the terms and conditions of the Stipulation.  As part of the Settlement, Defendants’ insurance carrier has agreed to pay Plaintiffs’ Counsel $1,250,000.00 for attorneys’ fees and expenses, subject to the Court’s final approval.  The fee award would compensate Plaintiffs’ Counsel for the substantial benefits conferred as a result of the Action.  Plaintiffs’ Counsel has not received any fee to date, nor have they been reimbursed for their out-of-pocket expenses.

VIII.	SETTLEMENT HEARING AND YOUR RIGHT TO BE HEARD

The Settlement Hearing will occur before the Honorable Alicemarie H. Stotler of the United States District Court for the Central District of California, Santa Ana Division, on February 1, 2010, at 11:00a.m., at the U.S. District Courthouse, 411 West Fourth Street, Santa Ana, CA 92701, Courtroom 10A.

At the Settlement Hearing, the Court will consider whether to grant final approval to the Settlement and dismiss the Action and whether to grant Plaintiffs’ Counsel’s request for an award of attorneys’ fees and expenses in accordance with the terms and conditions of the parties’ Settlement.  You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or otherwise present evidence or argument that may be proper and relevant.  However, you shall not be heard, and no papers, briefs or other documents by you shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless not later than ten (10) court days prior to the Settlement Hearing, you file with the Court:

A.            a written notice of objection with your name, address and telephone number, along with a representation as to whether you intend to appear at the Settlement Hearing;

B.           competent evidence that you held shares of Superior common stock as of October 9, 2009, and that you continue to hold shares of Superior common stock as of the date of the Settlement Hearing;

C.           a statement of your objections to any matters before the Court, the grounds therefor or the reasons for your desiring to appear and be heard, as well as all documents or writings you desire the Court to consider; and,

D.           the identities of any witnesses you plan on calling at the Settlement Hearing, along with a summary description of their likely testimony.

In addition, on or before the date of such filing, you must also serve the same documents via first class mail or overnight delivery upon all of the following counsel of record:

Michael C. Wagner
BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP
280 King of Prussia Road
Radnor, Pennsylvania  19087
Telephone:  (610) 667-7706

Attorneys for Plaintiffs

-and-

Howard M. Privette
PAUL, HASTINGS, JANOFSKY & WALKER LLP
515 S. Flower Street, 25th Floor
Los Angeles, CA 90071-2228
Telephone:  (213) 683-6000

Attorneys for Nominal Defendant Superior Industries International, Inc.

You must also contemporaneously deliver a copy of all documents described above to the Clerk of the Court, at the U.S. District Courthouse for the Central District of California, 411 West Fourth Street, Santa Ana, CA 92701; and even if you do not appear in person at the Settlement Hearing, the Court will consider your written submission.

Unless the Court otherwise directs, you shall not be entitled to object to the approval of the Settlement, to any Order and Final Judgment entered thereon, to any fee and expense award, or to otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above.  If you fail to object in the manner and within the time prescribed above you shall be deemed to have waived any right to object (including the right to appeal) and shall forever be barred, in this proceeding or in any other proceeding, from raising such objection(s).

IX.	FURTHER INFORMATION

This Notice contains only a summary of the Action and the terms of the Settlement.  For more details regarding the history of the Action and the Settlement, you may inspect the public case files including the pleadings, motions and orders, the Stipulation, and other papers and documents filed with the Court located at the U.S. District Courthouse for the Central District of California, 411 West Fourth Street, Santa Ana, CA 92701, during regular court business hours.  Any other inquiries regarding the Action should be addressed in the first instance to Plaintiffs’ Counsel as follows:

Michael C. Wagner, Esq.
BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP
280 King of Prussia Road
Radnor, PA 19087
(610) 667-7706

PLEASE DO NOT CALL OR DIRECT ANY INQUIRIES TO THE COURT.

DATED: November 9, 2009	BY ORDER, THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA